UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CITIZENS FINANCIAL GROUP, INC.

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SHIFTING TO OFFENSE, READYFOR THE FUTURE Annual Review 2021

SHIFTING TO OFFENSE, READY FOR THE FUTURE

2021 Highlights*

$188.4 billion
Assets

$128.2 billion
Loans & Leases

$154.4 billion
Deposits

83%
Loans-to-deposits ratio

+71%
Record Capital Markets

+18%
Record Wealth

9.9%
CET1 ratio

+6%
Tangible book value


ROTCE
4.3%
6.1%
6.7%
7.6%
9.8%
13.1%
12.8%
7.5%
16.0%
2013 Q3
2014
2015
2016
2017
2018
2019
2020
2021


EFFICIENCY RATIO
68.5%
68.7%
66.5%
63.9%
60.0%
58.1%
58.2%
56.0%
59.8%
2013 Q3
2014
2015
2016
2017
2018
2019
2020
2021


DILUTED EPS
$1.04
$1.55
$1.42
$1.61
$1.55
$1.97
$1.93
$3.25
$2.58
$3.56
$3.52
$3.84
$3.81
$2.41
$2.22
$5.34
$5.16
2013 Q3
2014
2015
2016
2017
2018
2019
2020
2021
Reported Results
Underlying Results

*Results are presented on an Underlying basis, as applicable. Please refer to Non-GAAP Financial Measures and Reconciliations on pages 15-18 for additional information on these measures. Unless otherwise noted, references to balance sheet items above are on a period-end basis, loans and leases exclude loans held for sale; percentage increases are on a year-over-year basis versus 2020.

Citizens Financial Group | Annual Review **2021** 2

TO MY FELLOW SHAREHOLDERS



Bruce Van Saun
Chairman and Chief Executive Officer
Citizens Financial Group, Inc.

Since our IPO in 2014, we have focused relentlessly on transforming every aspect of Citizens. From our talent and technology to our product offerings and our engagement on environmental, social and governance (ESG) issues, Citizens has achieved dramatic change that enables us to better serve customers today while positioning ourselves well for a rapidly transforming future.

Our efforts to build a stronger, more diversified business paid dividends throughout the course of the coronavirus pandemic. We have leveraged our financial strength in the service of our customers during this challenging time, while also executing our digital-first, data-driven strategy. While we still have more to do before we can realize our vision of being a top-performing bank, we have laid the essential foundation to deliver success over the long-term.

The capabilities, strategy, leadership and culture we have assembled have enabled us to consistently deliver strong operational and financial results. We now are in a position to play offense and further accelerate the execution of our strategic growth plans. As we do this, we will benefit from our distinctive and diversified revenue growth initiatives, along with additional opportunities to increase fee income and maintain positive operating leverage. Meanwhile, our innovative efficiency programs have enabled us to self-fund important growth initiatives.

Our acquisition of HSBC's East Coast branches and online deposits, which closed in February, and Investors Bancorp, which we are targeting to close in early second quarter of 2022, are among the numerous ways we are now playing offense to the benefit of our stakeholders. These acquisitions will give us a Top 10 deposit position in the New York City Metro market and provide a springboard for future growth as we work to bring both existing and new customers the full range of Citizens capabilities, coupled with an excellent experience.

While the agenda ahead of us is highly ambitious, we will be guided by our Credo, with a focus on performing our best and helping our customers, communities, shareholders and all of those we serve reach their potential — today and over the longer-term. This strong commitment to a purpose-driven culture has enabled our success and allowed us to overcome a myriad of obstacles and challenges.

Our Credo

We perform our best every day so we can do more for our:

- → Customers
- → Colleagues
- → Communities
- → Shareholders

Citizens Financial Group | Annual Review **2021** 3

STRONG EXECUTION IN 2021

Despite an economic and public health environment that remained fluid throughout 2021, we continued to raise our game for all stakeholders. Our financial results were strong. On an Underlying basis,* we reported net income of $2.4 billion, earnings per share of $5.34, and ROTCE of 16.0%. Our fee results were particularly noteworthy, with record Capital Markets fees up 71% and record Wealth fees up 18%. Our credit results were excellent, with a net charge-off ratio of 26 basis points and a nonperforming loans to loans ratio of 0.55%, down from 0.83% in 2020.

Expense discipline and the ability to self-fund growth investments continue to be hallmarks for Citizens. Our TOP 6 program achieved its total target pre-tax run-rate benefit of approximately $425 million by year end, helping drive positive operating leverage over the back half of 2021, while supporting ongoing efforts to transform how we operate and deliver for customers and colleagues.

We have also launched a TOP 7 program that targets approximately $100 million in pre-tax run-rate benefit by year-end 2022. This program will include key transformational programs aimed at honing our delivery model, simplifying our organizational structure, optimizing our branch network and helping drive the multi-year digitization of the bank. It will also fund critical technology programs in areas such as robotics, machine learning, artificial intelligence and cloud applications.

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS AND EPS*

$s in millions, except per share data


$2,284
$5.34
↑121%
↑122%
$1,033
$2.41
2020
2021

TOTAL RETURN 2014-2021[1]


↑~35% vs. Peer Average
174%
153%
118%
117%
9/24/14
12/31/14
12/31/15
12/31/16
12/31/17
12/31/18
12/31/19
12/31/20
12/31/21
CFG
S&P 500
BKX Index
Peer Regional Bank Average

1. The graph compares the cumulative total stockholder returns for our performance since September 24, 2014, relative to the performance of Standard & Poor's 500® Index, the KBW Nasdaq Bank Index (BKX), and the market-capitalization weighted average of our peer regional banks (CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB). The graph assumes all dividends were reinvested on the date paid for CFG common stock, the S&P 500 index, the BKX and our peer regional banks.

Citizens Financial Group | Annual Review **2021** 4

DELIVERING ON STRATEGIC INITIATIVES

Our notable success during 2021 stems from our disciplined and focused efforts to transform every aspect of Citizens. This includes ongoing investments, the addition of important new capabilities organically and through acquisitions and instilling a spirit of innovation throughout the bank. The result has been a more robust and diversified business model that sets the stage for continued strong performance going forward. At the center of this work are strategic initiatives focused on distinct growth areas that play to our strengths.

We have meaningfully transformed the **Consumer Bank**, making it one of the most diversified consumer lending businesses in the U.S. Looking forward, Consumer has set several strategic initiatives including building a leading NYC Metro/NJ bank, driving momentum in Wealth, growing CitizensPay™, and executing a national digital strategy all aimed at helping us deliver above-trend revenue growth.

The acquisitions of HSBC East Coast branches and online deposits, and Investors Bancorp, create a platform for building a leading NYC Metro bank by filling the gap in our retail footprint, connecting New England to the mid-Atlantic, adding about one million customers and boosting our near- and long-term growth potential.

These acquisitions also enhance our brand presence in attractive markets and give us a Top 10 deposit position in the New York City Metro market. Over time, we expect to deliver the same attractive offerings to customers and strong financial performance in the New York City Metro region and New Jersey as we do in other major metro areas we serve.

We continue to expand our point-of-sale merchant partnerships with the addition of several new marquee names including broad point-of-sale financing for Microsoft Store. In 2021, we rebranded our point-of-sale offering to Citizens Pay™, added approximately 30 new partners and continue to have a robust pipeline.

Although we had a record year in Wealth, there is still more opportunity. We recently attracted a new and strong leadership team with a long track record of industry success. Our regional customer base is highly attractive and provides significant opportunity for sustained growth.

In 2021, we launched a national digital storefront bringing together Citizens Access®, mortgage, and student loan refinance, the first major milestone of going to market with an integrated, digital-led value proposition. Additionally, we introduced Citizens Fastline™, through which customers can apply online for a home equity line of credit through a seamless digital approval and fulfillment process.

Investments in the business are paying off, as we've nearly doubled our customer base since the IPO and have meaningfully higher digital engagement over the past year. Additionally, we improved reputational and customer ratings with our pulse and net promoter scores up year-over-year.


↑15%

1.66 MILLION
mobile active users


↑9%

12.6 MILLION
digital check deposits, equal to 31% of deposits


↑38%

10.2 MILLION
P2P Zelle transactions


↑45%

311 THOUSAND
digital booked sales

Note: Digital metrics are full year 2021 within regional footprint and percent increases are on a year-over-year basis.

5

Citizens Financial Group | Annual Review **2021**

READY TO
MAKE A

We continued to dramatically reposition our **Commercial Banking** business, further broadening capabilities and strengthening our execution. Throughout 2021 we invested significantly in talent and capabilities to help clients throughout their full life cycle. In 2021, we closed on the acquisitions of Willamette Management Associates and JMP Group as well as announced the acquisition of DH Capital. These acquisitions bring additional solutions and capital markets expertise, including new equity underwriting and research capabilities. We also further built out capabilities in several areas, including foreign exchange and commodity hedging as well as asset-based lending. Further, Commercial delivered new and enhanced treasury solutions capabilities, including an upgraded accessESCROW® portal, a new integrated payables solution and a Receivables Automation platform. By adding capabilities in a strategic, deliberate manner, Commercial now offers clients a complete set of investment banking solutions. Our Commercial clients continue to recognize the value we bring throughout the life cycle of their business with our 93% overall satisfaction score in Barlow's 2021 survey.

Enhancing our coverage model is another key aspect of our commercial strategy and here too we made significant progress. The JMP Group acquisition deepened our expertise in key growing sections of the U.S. economy such as health care, technology and fintech, while expanding leveraged finance opportunities across JMP's middle market and financial sponsor client base. We are well-positioned to support the growth of private equity sponsor ownership in the U.S., with an ability to provide M&A opportunities, leveraged finance and subscription line financing.

Our execution in the service of all of our stakeholders continues to be recognized externally. During 2021, we were named Best U.S. Bank by Euromoney magazine and were named to Global Finance's World's Best Banks list. These accolades are a testament to the transformation we have driven at Citizens since the IPO.

COMMITMENT TO RESPONSIBLE CITIZENSHIP

At Citizens we believe we have a responsibility to all of our stakeholders to build a diverse, sustainable, and inclusive future that unites value with purpose. We understand that this commitment makes us stronger in every aspect, enabling us to do even more to address critical economic needs and build stronger communities. This means that we embrace the development of our people and the engagement of our communities while factoring social responsibility into our business decisions. Our commitment to this journey is at the heart of the Citizens Credo, inspiring us to create a positive and lasting impact across ESG issues through our reach, innovation, and insights.

In the area of environmental sustainability, we adopted targets to reduce our Scope 1 and 2 greenhouse gas emissions 30% by 2025 and 50% by 2035, based on our 2016 baseline. These reductions align with the recommendations of the Paris Agreement, which aims to limit increases in average global temperature. We also introduced an innovative Green Deposits offering that enables corporate clients to direct their cash reserves toward companies and projects that are expected to create a positive environmental impact. This offering attracted over $100 million in deposits by year-end 2021.

We also continued progress on our 2020 $10 million social equity commitment and our incremental $500 million commitment to providing access to capital for small

6 Citizens Financial Group | Annual Review **2021**

2nd Year in a Row
Citizens named a best place for work for LGBTQ equity by the Human Rights Campaign

The 2021 Best U.S. Bank
EuroMoney Awards for Excellence

2021 Best Places to Work for People with Disabilities
Disability Equity Index score of 90

Named Military Friendly Employer
status as a company that is "Better for Veterans"

businesses, housing and other developments in predominantly minority communities. We also continued to deliver on our commitment to provide $300 million in enhanced Low-Income Housing Tax Credit developments located in predominantly minority census tracts. The capital created by our enhanced pricing approach helps address the digital divide at no cost to residents by providing features such as technology centers with computer workstations and internet connectivity. Further, our colleagues demonstrated their commitment to strengthening the communities we serve by volunteering a record 154,000 hours of service during 2021.

Forbes List of America's Best Employers for Diversity for the 3rd Year in a Row

We understand that we can only win as an organization if our people, leadership and culture remain at our core, and that social responsibility must be embedded in our corporate strategy. Our ongoing efforts to attract and retain great talent and create a diverse and inclusive culture remain an important part of our ESG approach and we continue to build on our progress in this area. In 2021 we launched the Citizens Learning Hub colleague training and development platform and revamped our external and internal career site based on candidate feedback. We also launched our DE&I Learning Journey for colleagues. Citizens has received a perfect score on the Human Rights Campaign Corporate Equality Index and has been included on the Forbes Best Employers for Diversity list for the third year in a row.

CLOSING COMMENTS

As always, I would like to close by thanking my fellow shareholders, our customers and our nearly 17,500 colleagues for your support over the past year. I would also like to express my appreciation to our board of directors for their guidance and many contributions. I would especially like to thank Lee Higdon and Bud Koch, who will retire from our Board after their current terms expire at the 2022 Annual Meeting. Kevin Cummings, Investors' Chairman and Chief Executive Officer, and Michele Siekerka, who currently serve on the Investors Board, are expected to join Citizens' Board upon closing of the acquisition.

Citizens delivered excellent performance in 2021 and we enter 2022 with strong momentum. The investments that we've made to transform and reposition Citizens since our IPO are yielding results and we are delivering for all of our stakeholders. We've navigated the pandemic environment well, shifting to offense over the course of 2021 and have positioned Citizens for sustainable future growth.

Kind regards,

Bruce Van Saun
Chairman and Chief Executive Officer
Citizens Financial Group, Inc.

7 Citizens Financial Group | Annual Review 2021

CONSUMER BANKING

Our vision is to be our customers' trusted and primary financial partner and the champion of their life's journey.

STRATEGIC PRIORITIES

- Entering NYC Metro and New Jersey markets
- Driving momentum in Wealth
- Growing Citizens Pay™
- Transformative national digital strategy

BUSINESS HIGHLIGHTS

- **Announced acquisition of HSBC[1] and ISBC; strengthening presence in attractive markets**
  - → 200+ branches create immediate scale and top-10 presence in largest MSA in the U.S.
  - → Acquiring ~1 million customers
  - → 100K+ existing Citizens lending households in NYC Metro provides opportunity to deepen relationships
  - → Fills gap in our retail footprint, connecting New England to the mid-Atlantic
- **Record Wealth Performance**
  - → Wealth fee growth of 18%
  - → $1.5 billion in net inflows, over 2.3x FY20 levels
- **Continued to build momentum in Wealth**
  - → Transformed leadership team to drive growth
  - → Building a centralized financial planning team to deliver greater value to customers
- **Added ~30 new Citizens Pay™ partners including Microsoft Store**
- **Increasing digital and mobile capabilities**
  - → Launched a national digital storefront bringing together Citizens Access®, mortgage, and student loan refi

DELIVERING RESULTS

MORTGAGE BANKING
Top 10 bank-owned[2]

EDUCATION LENDING
Top 3 private student lender[3]

HOME EQUITY
#1 nationally in originations[4]

AUTO
4 years running ranked highest in overall dealer satisfaction by J.D. Power[5]



ASSETS UNDER MANAGEMENT GROWTH
$s in billions
+20%
18.9
22.6
2020
2021



CUSTOMER GROWTH[6]
$s in millions
+88%
3.4
2.9
6.4
3.6
2015
3Q21
Regional
National



LOW-COST DEPOSIT GROWTH
49%
63%
2015
2021
Low Cost Mix

1. HSBC East Coast branches and online deposits. Acquisition closed February 18, 2022.
2. Originator & servicer; Inside Mortgage Finance Publications, origination data for the nine months ended September 30, 2021; servicing share data as of 3Q21.
3. Annual reports, quarterly earnings supplements across competitors, Federal Reserve total student loan debt reporting, and other publicly available data as of 9/30/21.
4. Source: Inside Mortgage Finance; based on nine months ended September 30, 2021.
5. Source: J.D. Power 2021 U.S. Dealer Financing Satisfaction Study℠; Regional Banking.
6. References to the term "customers" refers to the number of households.

Citizens Financial Group | Annual Review 2021 8

COMMERCIAL BANKING

We deliver long-term value for clients by serving as their strategic and financial partner, offering expertise and tailored solutions throughout the life cycle of their business. We know our clients intimately — understanding their unique goals and challenges — and connect them with opportunities that will build substantial value and further their success.

STRATEGIC PRIORITIES

- Building solution sets and diverse fee capabilities
- Expanding presence in high-growth sectors
- Enhancing coverage model
- Supporting growth of private capital

BUSINESS HIGHLIGHTS

- **Enhanced coverage model while allocating capital with discipline; record originations**
- **Strengthened corporate finance and M&A advisory capabilities through organic growth and targeted acquisitions to grow fees**
  - → Fees up 36%, with record Capital Markets, up 71% and record number of M&A transactions completed
- **Delivered new Treasury Solutions capabilities, including an integrated payables solution and receivables automation platform; enhanced the accessESCROW® portal**
- **Announced acquisitions of JMP Group, Willamette Associates and DH Capital, expanding product capabilities and geographic reach**
  - → Added equity underwriting and research capabilities
  - → Targeting key growth verticals added technology, health care and financial services
  - → Expanding leveraged finance opportunities across JMP's middle-market and financial sponsor client base
- **Growing mid-corporate client base through geographic expansion into the Southeast, Texas, and California**
- **Focused on providing value to private equity sponsors through M&A Services, subscription finance, leverage buy-outs, and accessing capital through public markets**

DELIVERING RESULTS

BARLOW RESEARCH

Overall Satisfaction Top 2 Box score 93%[1]

SYNDICATION LEAD POSITION GROWTH[2]



↑79%
155
278
2020
2021

Strong league table results, middle-market bookrunner: #2 Sponsor; #6 Overall

5th Year in a Row
Best Treasury and Cash Management[3]

FEE INCOME GROWTH
$s in millions



↑36%
$595
$809
2020
2021

1. Barlow Associates Annual Voice of Client Survey for all Corporate Banking, 2021 Top 2 Box score.
2. Thomson Reuters LPC loan syndication league table ranking for the prior 12 months as of 4Q21 based on deals for Overall U.S. Middle Market (defined as Borrower Revenues <$500 million and Deal Size <$500 million).
3. Northeast, mid-Atlantic and Midwest regions of the U.S.

Citizens Financial Group | Annual Review 2021 9

COMMITMENT TO COLLEAGUES

We are dedicated to creating an environment that enables our colleagues to grow and thrive — championing their ongoing well-being across all dimensions of their lives — ensuring there is equal access and opportunities.

Retained Last Year's Highest Overall OHI[1] Score of 74

with an all-time high participation rate; strong leadership, culture and career opportunities were noted

Continue to Attract Top-Tier Talent

in areas integral to our growth strategy (wealth, digital, data and analytics, agile, technology, etc.)

Launched the Citizens Learning Hub

a new HR Learning Platform for our colleagues' training and development. More than 13,300 colleagues engaged in self-directed digital learning

Expanded Academy Strategy,

ensuring our workforce has the skills and capabilities to be ready for the future — Agile, Innovation, Next Generation Tech, Data and Leadership Academies

Boosted Employee Benefits

with additional mental health resources as well as five days of back-up child and adult care

Started a "Return to Work" Program for Women

who have been out of the full-time workforce for 18 plus months due to child care, etc.

Delivered a New Development & Career Planning program

resulting in 4,600+ colleagues participating in career building sessions

Supported Continuation of Transformation Efforts

across the enterprise with more than 2,200 colleagues working in agile ways

Expanded Impact of Jamie,

our award-winning AI chat assistant, to support internal colleagues through the recruitment process, answering over 1,500 colleague inquiries

SUPPORTING OUR COMMUNITIES

Citizenship is at the heart of who we are, rooted in the belief that when people and communities reach their potential, we all thrive. Through our Citizens Helping Citizens initiative, we invest our time, resources and talent to support the communities in which we live and work.

Volunteer Hours

Increased volunteer hours from 122,000 in 2020 to more than 154,000 in 2021

CRA

"Outstanding" Community Reinvestment Act rating from the OCC

Economic Development

Over $1.17 billion loans and investments committed to support housing and economic development

Board Service

67% growth in Colleague Board Service over the past 4 years

Community Partners

Expanded community partners to include Education Design Lab, EVERFI, Feeding America, Girls Who Code, LISC and Year Up

Giving

Nearly $1 million in matching gifts from Citizens Charitable Foundation

1. Organization Health Index (OHI) is a McKinsey™ survey.

10

Citizens Financial Group | Annual Review **2021**

DIVERSITY, EQUITY & INCLUSION Over the past year, we’ve been intentional in developing an environment where everyone is seen, heard and respected. Our commitment to diversity, equity and inclusion (DE&I) directly aligns with our Credo and our hopes for a brighter journey for our colleagues, customers and communities. While there’s still much work to be done, we’re proud of the meaningful progress we’ve made, and we’re made ready to further strengthen our efforts in 2022 and beyond. CREATING EXCEPTIONAL EXPERIENCE THROUGH DE&I Launched Internal Diversity Scorecards Initiated Diverse Hiring Commitment to increase transparency and accountability for senior leader roles Implemented Compulsory Inclusion Training 3,100 Business Resource Group Members for all colleagues engaged in 34 community events; colleague membership continues to grow 5% year-over-year EQUIPPING LEADERS, BUILDING RELATIONSHIPS AND BROADENING THE TALENT POOL Attended Over 10 Diversity-Focused Career Fairs Historically Black Colleges and to build a diverse talent pool Universities Alumni Task Force launched to enhance Citizens’ representation and recruiting strategies within the HBCU community Expanded our “Autism at Work” program and partnership to grow diverse pipelines Launched workshops as part of our DE&I Learning Journey, educating more than 2,100 managers 300 Managers Completed on key DE&I competencies focused on Inclusive Hiring Training, valuing uniqueness, building belonging, other training and manager calls and mitigating bias in the hiring and performance review processes 11 Citizens Financial Group | Annual Review 2021

COMMITTED TO ADVANCING ESG PRIORITIES

ENVIRONMENTAL

- Adopted targets to reduce our Scope 1 and 2 GHG emissions 30% by 2025 and 50% by 2035, based on our 2016 baseline. These reductions align with the recommendations of the Paris Agreement, which aims to limit average global temperature increase to well-below 2° Celsius compared to pre-industrial levels
- Launched the Green Deposits program allowing corporate clients to direct their cash reserves toward companies and projects that are expected to create a positive environmental impact; over $100MM deposits as of December 31, 2021
- Approximately $429MM invested in renewable energy projects as of December 31, 2021

SOCIAL

- We continued progress on our $10MM social equity commitment and our incremental $500MM commitment to providing access to capital in minority communities
- Provided approximately $1.5B in financing to help residents and small businesses in majority minority communities gain access to much needed capital. That volume reflects over $400MM in incremental funding to majority minority communities, as compared to our 2019 base-line, during the first full year of our three-year $500MM commitment
- Partnered with Goalsetter as one of its first 10 corporate partners kicking off their One Stock, One Future campaign. The campaign's goal is to help bridge the wealth gap affecting communities of color by introducing investments and financial education as critical components to building generational wealth

GOVERNANCE

- Aligned annual corporate responsibility reporting to GRI and SASB frameworks
- Refreshed Board and increased ethnic diversity with February 2021 appointments
- Announced that two new directors, Kevin Cummings and Michele Siekerka, are expected to join the Board upon closing of the Investors Bancorp, Inc. acquisition

12 Citizens Financial Group | Annual Review **2021**

EXECUTIVE COMMITTEE

Bruce Van Saun
Chairman and Chief Executive Officer

Mary Ellen Baker
Head of Business Services

Brendan Coughlin
Head of Consumer Banking

Malcolm Griggs
Chief Risk Officer and General Counsel

Beth Johnson
Chief Experience Officer

Susan LaMonica
Chief Human Resources Officer

Donald H. McCree
Vice Chairman and Head of Commercial Banking

Michael Ruttledge
Chief Information Officer

Eric Schuppenhauer
Head of Consumer Lending and National Banking

Ted Swimmer
Head of Corporate Finance and Capital Markets

John F. Woods
Vice Chairman
Chief Financial Officer

BOARD OF DIRECTORS

Bruce Van Saun
Chairman and CEO, Citizens Financial Group, Inc.

Lee Alexander
Executive Vice President and Chief Information Officer, The Clearing House

Christine M. Cumming
Retired First Vice President and COO, Federal Reserve Bank of New York

William P. Hankowsky
Former Chairman, President and CEO, Liberty Property Trust

Leo I. Higdon[1]
Past President, Connecticut College

Edward J. Kelly III
Former Chairman, Institutional Clients Group, Citigroup, Inc.

Charles J. Koch[1]
Retired Chairman, President and CEO, Charter One Financial

Robert G. Leary
Former CEO, The Olayan Group

Terrance J. Lillis
Retired Chief Financial Officer, Principal Financial Group, Inc.

Shivan S. Subramaniam
Retired Chairman and CEO, FM Global

Christopher J. Swift
Chairman and CEO, The Hartford Financial Services Group, Inc.

Wendy A. Watson
Retired Executive Vice President, Global Services, State Street Bank & Trust Company

Marita Zuraitis
Director, President and CEO, Horace Mann Educators Corporation

NATIONAL REACH

Deposits in all 50 states with Citizens Access®

5 million retail lending customers across all 50 states

Regional Branch Network

Light Branch Network

National retail lending and deposits, and Commercial Banking client coverage



1. Leo I. Higdon and Charles J. Koch will retire from the Board after their current terms expire, effective as of the conclusion of the April 2022 Annual Meeting.

Citizens Financial Group | Annual Review 2021 13

ABOUT CITIZENS FINANCIAL GROUP, INC.

Citizens Financial Group, Inc. is one of the nation's oldest and largest financial institutions, with $188.4 billion in assets as of December 31, 2021.

Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions.

In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of nearly 3,000 ATMs and more than 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings.

In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndications, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

More information is available at citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Form 10-K

We will send Citizens Financial Group, Inc.'s 2021 Annual Report on Form 10-K (including the financial statements filed with the Securities and Exchange Commission) free of charge to any stockholder who asks for a copy in writing. Stockholders also can ask for copies of any exhibit to the Form 10-K.

Please send requests to:
Corporate Secretary
Citizens Financial Group, Inc.
600 Washington Blvd.
Stamford, CT 06901

Headquarters

Citizens Financial Group, Inc.
One Citizens Plaza
Providence, RI 02903

Contact Citizens for Your Banking Needs

Call 800.922.9999 or visit us online at citizensbank.com

Investor Relations

Additional information about the company, including annual and quarterly financial information, is available at investor.citizensbank.com

Inquiries may also be directed to: CFGInvestorRelations@citizensbank.com.

Common Stock

Citizens Financial Group, Inc. is listed on the New York Stock Exchange under the symbol "CFG."

Independent Registered Public Accounting Firm

Deloitte & Touche LLP
Boston, MA
617.437.2000

Transfer Agent

For questions regarding change of address, lost or stolen certificates, transferring ownership or dividend checks, please contact the transfer agent.

Computershare Trust Company, N.A.
P.O. Box 505000
Louisville, KY 40233

877.373.6374 (U.S., Canada, Puerto Rico)
781.575.2879 (non-U.S.)

computershare.com/investor



Citizens Financial Group | Annual Review **2021**

14

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

This document contains non-GAAP financial measures denoted as "Underlying" results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company's ongoing financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results or results excluding the impact of certain items in any given reporting period reflect our ongoing financial performance and increase comparability of period-to-period results, accordingly, are useful to consider in addition to our GAAP financial results.

Non-GAAP financial measures are denoted throughout this document by the use of the term "Underlying" or identified as excluding the impact of certain items. Where there is a reference to these metrics in that paragraph, all measures that follow are on the same basis, when applicable.

The following reconciliation tables provide computations and more information on the computation of our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This communication contains "forward looking statements" — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "pending," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the failure to consummate the Investors Bancorp transaction or to make or take any filing or other action required to consummate any such transaction on a timely matter or at all. These or other uncertainties may cause our actual future results to be materially different from those expressed in our forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the United States Securities and Exchange Commission.

Citizens Financial Group | Annual Review **2021** 15

Non-GAAP FinancialMeasures and Reconciliations: Full Year 2021-2014 $s in millions,exceptshare, per shareand ratio data Citizens FinancialGroup |Annual Re i 16

Non-GAAP FinancialMeasures and Reconciliations: 3Q13 and Full Year 2021vs. 2020 Comparison $s in millions, except ratio data Citizens FinancialGroup |Annual Re i 17

Non-GAAP FinancialMeasures and Reconciliations: 3Q13 and Full Year 2021vs. 2020 comparison $s in millions, except shareand per sharedata Citizens FinancialGroup |Annual Re i 18

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